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                                                        EXHIBIT 2
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                     IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARY WHICH ACQUIRED SECURITIES
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                       Smith Barney Fund Management LLC, an investment adviser in accordance with
                                            Section 240.13d-1(b)(1)(ii)(E).

                          Each of the undersigned hereby affirms the identification and Item 3 classification of the subsidiary which acquired the
                                     securities reported in this Schedule 13G.


Date: February 11, 2004



                                         CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                         By: /s/ Joseph B. Wollard
                                         -------------------------------------
                                         Name:  Joseph B. Wollard
                                         Title: Assistant Secretary



                                         CITIGROUP INC.


                                         By: /s/ Serena D. Moe
                                         -------------------------------------
                                         Name:  Serena D. Moe
                                         Title: Assistant Secretary


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